UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 27, 2026
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, P.O. Box 240 Gallipolis, Ohio	45631 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, without par value	OVBC	The NASDAQ Stock Market LLC

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

GALLIPOLIS, Ohio - Ohio Valley Banc Corp. [Nasdaq: OVBC] (the “Company”) reported consolidated net income for the quarter ended June 30, 2026, of $2,927,000, a decrease of $1,283,000, or 30.5%, from the same period the prior year. Earnings per share for the second quarter of 2026 were $.62 compared to $.89 for the prior year second quarter. For the six months ended June 30, 2026, net income totaled $7,224,000, a decrease of $1,392,000, or 16.2%, from the same period the prior year. Earnings per share were $1.53 for the first six months of 2026 versus $1.83 for the first six months of 2025. Return on average assets and return on average equity were .89% and 8.48%, respectively, for the first half of 2026, compared to 1.16% and 11.30%, respectively, for the same period in the prior year.

Ohio Valley Banc Corp. CEO, Larry Miller said, “Our performance through the first half of 2026 was driven by solid growth in net interest income and a stable net interest margin. Results for the period reflected an increase in provision for credit losses, which are associated with a small number of large commercial credits. Based on our ongoing review, we believe the elevated risk is confined to these specific relationships and does not reflect a broader deterioration in portfolio credit quality. Overall, we remain confident in the strength of our balance sheet and our long-term outlook.”

            For the three months ended June 30, 2026, net interest income increased $863,000, and for the six months ended June 30, 2026, net interest income increased $2,611,000 from the same respective periods last year. These increases were related to the increase in average earning assets. For the three and six months ended June 30, 2026, average earning assets increased $178 million and $149 million from the same periods last year, respectively, which was primarily related to growth in average loan balances. For the six months ended June 30, 2026, average loans increased $152 million from the same period last year, which occurred mostly within the targeted commercial lending segments. The growth in average earning assets was funded primarily from promotional offerings for certificates of deposit and new money market accounts for individual and business customers. For the six months ended June 30, 2026, the average balance of certificates of deposit and money market accounts increased $135 million and $25 million, respectively, from the same period last year.

For the second quarter of 2026, the net interest margin was 3.93%, a decrease from 4.17% for the second quarter of 2025. For the six months ended June 30, 2026, the net interest margin was 3.97%, a decrease from 4.01% for the same period last year. The decrease in the net interest margin was related to the cost of funding sources increasing at a greater pace than the yield on earning assets. Comparing the first half of 2026 to the first half of 2025, the yield on earning assets improved in relation to the growth in higher yielding loans that now comprise a larger percentage of earning assets, along with the improvement in the yield on securities. During the second half of 2025, the Company sold $36.9 million in securities where the yield on securities sold went from 1.35% to 4.52% on the securities purchased, which has benefited interest income in 2026. Included in the yield on earning assets for the second quarter and first half of 2025 was the recognition of a market discount on purchased loans totaling $817,000, which was not replicated during the same periods in 2026. For the first half of 2026 versus the first half of 2025, the cost of funding sources increased as the composition of funding sources shifted to higher cost deposit sources, such as, certificates of deposit and money market accounts that were offered pursuant to certain promotional offerings mentioned above. These promotional deposit offerings were utilized to fund loan growth and to maintain an appropriate liquidity position. Although the net interest margin contracted, the additional growth in earning assets more than offset the decrease.

For the three months ended June 30, 2026, the provision for credit loss expense totaled $3,755,000, an increase of $2,607,000 from the same period last year. The increase in the quarterly provision for credit loss expense was primarily the result of the $4,531,000 increase in specific allocations on two collateral dependent loans, additional reserves required for the $31 million quarterly increase in loan balances, and quarter-to-date net charge-offs of $148,000. These increases in reserves were partially offset by a net decrease in modeled loss rates, primarily in relation to the improvement in unemployment projections, and by a decrease in certain qualitative risk factors related to improve trends surrounding delinquency and net charge-offs for select portfolios, along with the reduced exposure of borrowers servicing debt as their loans adjust to a market rate. For the six months ended June 30, 2026, the provision for credit losses was $5,377,000, an increase of $3,813,000 from the same period last year. The year-to-date provision for credit loss expense was primarily the result of the $6,561,000 increase in specific allocations on two collateral dependent loans, additional reserves required for the $50 million year-to-date increase in loan balances, and year-to-date net charge-offs of $426,000. Partially offsetting these increases were lower reserves due to a decrease in certain qualitative risk factors, as mentioned above, and lower modeled loss rates in relation to improved economic indicators. The ratio of nonperforming loans to total loans was 1.44% at June 30, 2026, compared to 1.40% at December 31, 2025, and .45% at June 30, 2025. The allowance for credit losses was 1.33% of total loans at June 30, 2026, compared to .96% at December 31, 2025, and .99% at June 30, 2025. In general, the increase in the allowance for credit losses was related to the exposure on a select group of loan relationships and was not reflective of the loan portfolio as a whole. Of the stressed loan relationships, one is a commercial loan to an automobile dealership and the other is a commercial real estate loan for the construction of a hotel.

For the three and six months ended June 30, 2026, noninterest income increased $338,000 and decreased $20,000, respectively, from the same periods last year. During the second quarter of 2026, the Company participated in an exchange offer initiated by Visa Inc., where 954 Visa Class B-1 shares were tendered by the Company in exchange for a mix of Visa Class B-3 and Class C common stock. The Company then marked its Visa Class C common stock to fair value and recorded a $377,000 gain based on the conversion privilege of the Visa Class C common stock and the price of Visa Class A common stock. Also contributing to higher noninterest income was interchange income earned on debit and credit cards, which increased $70,000 and $156,000 during the three and six months ended June 30, 2026, compared to the same periods from 2025, respectively. Lastly, during the six months ended June 30, 2026, income from bank owned life insurance increased $137,000 due to the receipt of life insurance proceeds. For the three and six months ended June 30, 2026, electronic refund check and deposit fees decreased $135,000 and $675,000, respectively, from the same periods in 2025 due to the expiration of a tax processing agreement with a third party.

For the three months ended June 30, 2026, noninterest expense totaled $11,245,000, an increase of $196,000 from the same period last year. For the six months ended June 30, 2026, noninterest expense totaled $22,546,000, an increase of $679,000, or 3.1%, from the same period last year. The Company’s largest noninterest expense, salaries and employee benefits, increased $359,000 as compared to the second quarter of 2025, and increased $694,000 as compared to the first half of 2025. The increases were primarily related to annual merit increases and to health insurance premiums. Further contributing to higher noninterest expense was software expense, which for the three and six months ended June 30, 2026, increased $74,000 and $206,000, respectively, from the same periods last year. The increase was primarily related to an investment in software to enhance internal processes. In addition, FDIC insurance expense increased $77,000 and $135,000, respectively, for the three and six months ended June 30, 2026, compared to the same periods last year. The increase was related to a higher assessment base due to growth in assets and to an increase in the assessment rate in relation to higher nonperforming loans. Partially offsetting these increases was a decrease in data processing expense which decreased $605,000 during the second quarter of 2026, and $619,000 during the first half of 2026, compared to the same periods from 2025. The decrease was primarily related to the recovery of $544,000 from a vendor for a billing error for services provided over a specific time period.

The Company’s total assets at June 30, 2026 were $1.661 billion, an increase of $79 million, or 5.0%, from December 31, 2025. The increase in assets was primarily the result of a $50 million increase in total loans and a $32 million increase in balances maintained at the Federal Reserve. At June 30, 2026, total deposits increased $79 million from year end 2025, which occurred primarily within time deposits and money market accounts. At June 30, 2026, shareholders’ equity increased $3.1 million from year end 2025. This was primarily from year-to-date net income of $7.2 million, partially offset by cash dividends paid of $2.3 million and a decrease in accumulated other comprehensive income of $1.8 million.

Ohio Valley Banc Corp. common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns The Ohio Valley Bank Company with 18 offices in Ohio and West Virginia, and Loan Central, Inc. with six consumer finance offices in Ohio. Learn more about Ohio Valley Banc Corp. at www.ovbc.com.

Caution Regarding Forward-Looking Information

Certain statements contained in this earnings release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “expects,” “appears,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors, such as inflation rates, recessionary or expansive trends, taxes, the effects of implementation of federal legislation with respect to taxes, tariffs and government spending and the continuing economic uncertainty in various parts of the world; (ii) competitive pressures;  (iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; (vii) regulatory changes; and (viii) other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

	Three months ended		Six months ended
	June 30,		June, 30
	2026	2025	2026	2025
PER SHARE DATA
Earnings per share	$0.62	$0.89	$1.53	$1.83
Dividends per share	$0.25	$0.23	$0.48	$0.45
Book value per share	$36.80	$34.12	$36.80	$34.12
Dividend payout ratio (a)	40.24%	25.74%	31.30%	24.61%
Weighted average shares outstanding	4,711,001	4,711,001	4,711,001	4,711,001

DIVIDEND REINVESTMENT (in 000's)
Dividends reinvested under
employee stock ownership plan (b)	$-	$-	$206	$195
Dividends reinvested under
dividend reinvestment plan (c)	$330	$330	$644	$712

PERFORMANCE RATIOS
Return on average equity	6.82%	10.79%	8.48%	11.30%
Return on average assets	0.70%	1.12%	0.89%	1.16%
Net interest margin (d)	3.93%	4.17%	3.97%	4.01%
Efficiency ratio (e)	60.08%	63.09%	60.89%	63.51%
Average earning assets (in 000's)	$1,586,515	$1,408,945	$1,552,518	$1,403,233

(a) Total dividends paid as a percentage of net income.
(b) Shares may be purchased from OVBC and on secondary market.
(c) Shares may be purchased from OVBC and on secondary market.
(d) Fully tax-equivalent net interest income as a percentage of average earning assets.
(e) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)
	Three months ended		Six months ended
(in $000's)	June 30,		June 30,
	2026	2025	2026	2025
Interest income:
Interest and fees on loans	$19,998	$17,984	$39,402	$34,679
Interest and dividends on securities	2,514	2,416	5,003	4,695
Interest on interest-bearing deposits with banks	966	639	1,548	1,465
Total interest income	23,478	21,039	45,953	40,839
Interest expense:
Deposits	7,533	5,988	14,564	12,121
Borrowings	547	516	1,103	1,043
Total interest expense	8,080	6,504	15,667	13,164
Net interest income	15,398	14,535	30,286	27,675
Provision for (recovery of) credit losses	3,755	1,148	5,377	1,564
Noninterest income:
Service charges on deposit accounts	774	723	1,519	1,443
Trust fees	89	100	181	203
Income from bank owned life insurance and
annuity assets	242	243	620	483
Mortgage banking income	38	40	75	77
Electronic refund check/deposit fees	0	135	0	675
Debit / credit card interchange income	1,349	1,279	2,584	2,428
Unrealized gains on equity securities	377	0	377	0
Tax preparation fees	42	38	650	634
Other	275	290	468	551
Total noninterest income	3,186	2,848	6,474	6,494
Noninterest expense:
Salaries and employee benefits	6,553	6,194	12,900	12,206
Occupancy	541	493	1,065	1,014
Furniture and equipment	338	338	656	688
Professional fees	466	500	939	1,000
Marketing expense	305	279	585	558
FDIC insurance	241	164	482	347
Data processing	364	969	1,275	1,894
Software	661	587	1,334	1,128
Other	1,776	1,525	3,310	3,032
Total noninterest expense	11,245	11,049	22,546	21,867
Income before income taxes	3,584	5,186	8,837	10,738
Income taxes	657	976	1,613	2,122
NET INCOME	$2,927	$4,210	$7,224	$8,616

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share data)	June 30,	December 31,
	2026	2025
ASSETS
Cash and noninterest-bearing deposits with banks	$15,519	$14,845
Interest-bearing deposits with banks	62,565	31,052
Total cash and cash equivalents	78,084	45,897
Debt securities available for sale	250,236	253,906
Debt securities held to maturity, net of allowance for credit losses of $1 in 2025 and 2024	5,404	5,452
Equity securities	376	0
Restricted investments in bank stocks	5,258	5,258
Total loans	1,246,114	1,196,018
Less: Allowance for credit losses	(16,610)	(11,519)
Net loans	1,229,504	1,184,499
Premises and equipment, net	22,357	20,509
Premises and equipment held for sale, net	390	400
Accrued interest receivable	5,485	5,476
Goodwill	7,319	7,319
Bank owned life insurance and annuity assets	42,960	43,305
Operating lease right-of-use asset, net	1,408	923
Deferred tax assets	6,082	5,621
Other assets	6,573	4,089
Total assets	$1,661,436	$1,582,654

LIABILITIES
Noninterest-bearing deposits	$319,288	$314,131
Interest-bearing deposits	1,089,140	1,015,536
Total deposits	1,408,428	1,329,667
Other borrowed funds	41,822	44,848
Subordinated debentures	8,500	8,500
Operating lease liability	1,408	923
Allowance for credit losses on off-balance sheet commitments	731	871
Other liabilities	27,161	27,588
Total liabilities	1,488,050	1,412,397

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value per share, 10,000,000 shares authorized;
5,490,995 shares issued)	5,491	5,491
Additional paid-in capital	52,321	52,321
Retained earnings	137,969	133,007
Accumulated other comprehensive income (loss)	(3,702)	(1,869)
Treasury stock, at cost (779,994 shares)	(18,693)	(18,693)
Total shareholders' equity	173,386	170,257
Total liabilities and shareholders' equity	$1,661,436	$1,582,654

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date: July 27, 2026	By:	/s/Larry E. Miller, II
Larry E. Miller, II Chief Executive Officer